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                                   EXHIBIT 21.1

                                   SUBSIDIARIES


           Name                            Place of Incorporation
           ----                            ----------------------

SCI Services Services, Inc.                        Virginia

Saxon Mortgage, Inc.                               Virginia

Meritech Mortgage Services, Inc.                   Texas

America's Money Line, Inc.                         Virginia